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                                                                 Exhibit (a)(iv)

                              SEASONS SERIES TRUST

                     ESTABLISHMENT AND DESIGNATION OF SHARES

      The undersigned, being the Vice President and Assistant Secretary of Seasons Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.10 of the Declaration of Trust, dated October 11, 1995 (hereinafter, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, by Unanimous Consent dated October 30, 1998, the following is hereby authorized:

      (1) That one series of the Trust's unissued shares of beneficial interest, $.01 par value, are hereby established to have all the rights and preferences described in the Declaration of Trust, to be designated as follows:

                        Focus Growth Portfolio

      (2) That the Large-Cap Growth Portfolio shall be renamed: Large Cap Growth Portfolio

      (3) That the Large-Cap Composite Portfolio shall be renamed: Large Cap Composite Portfolio

      (4) That the Large-Cap Value Portfolio shall be renamed: Large Cap Value Portfolio

      (5) That the Mid-Cap Growth Portfolio shall be renamed: Mid Cap Growth Portfolio

      (6) That the Mid-Cap Value Portfolio shall be renamed: Mid Cap Value Portfolio

      (7)   That the Small-Cap Portfolio shall be renamed: Small Cap Portfolio

      The actions contained herein shall be effective as of July 1, 2000.

                                               By:   /s/ Jeffrey H. Warnock
                                                     ----------------------
                                                     Jeffrey H. Warnock

                                                     Title: Assistant Secretary
                                                            Seasons Series Trust